UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 13, 2004

Southside Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 S. Beckham, Tyler, Texas (Address of principal executive offices)		75701 (Zip Code)

Registrant’s telephone number, including area code (903) 531-7111

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230-425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Split Dollar Agreement of Jeryl Wayne Story

ITEM 1.01 Entry into a Material Definitive Agreement.

ITEM 9.01 Financial Statements and Exhibits

SIGNATURE
EXHIBIT 10(h)

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Item 1.01. Entry into a Material Definitive Agreement.

     Southside Bank, a wholly-owned subsidiary of the Registrant, entered into the following Split Dollar Agreement:

(a)	Split Dollar Life Insurance Agreement dated October 13, 2004, by and between Southside Bank and Jeryl Wayne Story.

Southside Bank (“The Bank”) has entered into a split dollar agreement by and between the Bank and Jeryl Wayne Story, Senior Executive Vice President. The agreement provides The Bank will be the beneficiary under the life insurance policies listed in schedule A of the agreement insuring the senior executive officer’s life, however, the senior executive officer has the right to designate the beneficiary of the death benefits guaranteed in each agreement. The initial death benefit for the senior executive officer is $700,000. This amount will be increased annually on the anniversary date of the agreement by an inflation adjustment factor of five percent, provided the total benefit shall be prorated from the first day of the year in which death occurs through the date of the Executive’s death and shall not exceed the net death proceeds. If after termination of employment the Executive has a Vested Insurance Benefit pursuant to Article 4 at the date of the Executive’s death the Executive’s beneficiary shall be entitled to a benefit equal to two times the Executive’s base salary for the Executive’s final year of employment, provided the total benefit shall not exceed the net death proceeds. Before and after the Executive’s retirement, the Bank also shall pay an annual gross-up bonus to the Executive in an amount sufficient to enable the Executive to pay the federal income tax on both the economic benefit and on the gross-up bonus. A copy of the agreement is attached hereto as Exhibit 10 (h). This description of the agreement in this report on Form 8-K is qualified in its entirety by reference to the complete copy of the agreements attached hereto as an exhibit.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Exhibit Title
10(h)	Split Dollar Agreement of Jeryl Wayne Story dated October 13, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHSIDE BANCSHARES, INC
Date: October 19, 2004	By:	/s/ Lee R. Gibson III
Lee R. Gibson III
Executive Vice President and Chief Financial Officer

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